UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/06/2012

COMPUTER SOFTWARE INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51758

DE	98-0216911
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

900 East Main Street, Suite T
Easley, South Carolina 29640
(Address of principal executive offices, including zip code)

(864) 855-3900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 6, 2012, Computer Software Innovations, Inc. d/b/a CSI Technology Outfitters (the "Company") entered into an Education Business Partner Agreement (the "Agreement") with Promethean, Inc. The Agreement is effective as of January 3, 2012 and replaces prior agreements with Promethean.

Promethean products include classroom tools and solutions designed to foster an interactive learning environment, including ActivBoards. The Agreement grants us the non-exclusive right to market Promethean products in North Carolina, South Carolina and Alabama, and generally sets forth the manner and methods by which we may conduct such marketing and selling activities. Unless terminated earlier pursuant to the terms of the Agreement, it will expire on December 31, 2012. The Agreement contains other provisions customary for agreements of this nature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

Date: January 12, 2012	By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer